Exhibit 3.1.1

STATE of DELAWARE

CERTIFICATE OF FORMATION

OF

OSI RESTAURANT PARTNERS, LLC

This Certificate of Formation of OSI Restaurant Partners, LLC dated as of June 14, 2007 is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is OSI Restaurant Partners, LLC.

SECOND: The address of the registered office of the limited liability company in the State of Delaware is care of:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Joseph J. Kadow
Name:	Joseph J. Kadow
Title:	Authorized Person